Exhibit 10.20

FOURTH AMENDMENT

TO

TRUST AGREEMENT NO. 5

WHEREAS, Cleveland-Cliffs Inc (“Cleveland-Cliffs”) and AmeriTrust Company National Association entered into Trust Agreement No. 5, formerly known as Trust Agreement, (the “Agreement”) effective October 28, 1987, which Agreement was amended on three previous occasions;

WHEREAS, Society National Bank (the “Trustee”) is the successor in interest to AmeriTrust Company National Association; and

WHEREAS, Cleveland-Cliffs and the Trustee desire to amend the Agreement;

NOW, THEREFORE, effective November 1, 1994, Cleveland-Cliffs and the Trustee hereby amend the Agreement to provide as follows:

1. The first recital on page one of the Agreement is amended to provide as follows:

“WHEREAS, certain benefits are or may become payable under the provisions of certain Deferred Compensation Agreements (“Agreements”) between Cleveland-Cliffs, or between The Cleveland-Cliffs Iron Company and assumed by Cleveland-Cliffs, effective July 1, 1995, and certain executives (“Executives”), to the persons listed from time to time on Exhibit A hereto (as provided in Section 9(c) hereof) or to the beneficiaries of such persons (Executives and Executives’ beneficiaries are referred to herein as “trust beneficiaries”), as the case may be;”

2. Exhibit A to the Agreement, which Exhibit A is attached hereto and made a part hereof, is amended to provide as hereinafter set forth.

*            *             *

IN WITNESS WHEREOF, Cleveland-Cliffs and the Trustee have executed this Fourth Amendment at Cleveland, Ohio, this [ILLEGIBLE] day of November, 1994.

CLEVELAND-CLIFFS INC

By	/s/ R.F. Novak
Title: Vice President-Human Resources

SOCIETY NATIONAL BANK

By	/s/ M.O. Minar
Title: Vice President

/s/ Deanna J. Krizman
Trust Officer